UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANTTO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2014

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 South Wacker Drive, Suite 3550 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 573-5600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2014, William M. Goodyear informed the Board of Directors (the “Board”) of Navigant Consulting, Inc. (the “Company”) that he will retire from the Board at the Company’s 2014 Annual Meeting of Shareholders, scheduled to be held on May 15, 2014 (“Annual Meeting”), and will not stand for re-election as a director. Mr. Goodyear’s retirement is not due to any disagreement with the Company or the Board.

As previously reported, the term of Mr. Goodyear’s employment with the Company will end on April 30, 2014. At the conclusion of his employment term, Mr. Goodyear will step down from his position as Chairman of the Board. He will continue to serve as a director on the Board for the remainder of his term expiring at the Annual Meeting.

Julie M. Howard, Chief Executive Officer of the Company, will assume the role of Chairman, effective as of May 1, 2014. Ms. Howard has been Chief Executive Officer and a director on the Board since March 2012.

The Company’s press release announcing these changes is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: February 18, 2014	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 17, 2014.